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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.


       Date of Report (Date of earliest event reported): January 30, 1999


                         TEAM COMMUNICATIONS GROUP, INC.
               (Exact name of registrant as specified in charter)

          California                     333-26307               95-4053296
(State or Other Jurisdiction of         Commission            (I.R.S. Employer
        Incorporation)                  File Number          Identification No.)

       12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 442-3500

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         1. On March 19, 1999, the Team Communications Group, Inc. (the "Company") entered into a Securities Purchase Agreement, dated as of February 23, 1999 (the "Securities Purchase Agreement") with VMR Luxembourg, S. A., Chateau Woltz, 34 Rue Neuve, Remich, L5560 Luxembourg, pursuant to which the Company agreed to sell up to and issue to the Purchasers, and the Purchasers agreed to purchase from the Company, an aggregate principal amount of up to $1,000,000 of 8% Convertible Debentures (the "Debentures") and Warrants (the "Warrants") to purchase up to 100,000 shares of Common Stock. The sale (referred to herein as the "VMR Sale") is to take place in up to two separate sales, the first of which (the "Initial Closing") occurred on March 16, 1999. On that date the Company sold, for an aggregate purchase price of $500,000, $500,000 principal amount of Debentures and 50,000 Warrants. An additional second sale of $500,000 is at the discretion of the Purchaser.

         The terms of the Debentures and Warrants are substantially similar to the Debentures and Warrants issued on January 29, 1999. The holders of those Debentures (the "Original Purchasers") have consented to this sale, and have agreed to increase the overall size of that offering to $3,000,000. The Original Purchasers have agreed that the registration of the underlying securities must now be completed by May 31, 1999 , and that a special meeting of shareholders must be held by April 30, 1999.

        The Debentures are convertible into shares of Common Stock at the option of the Purchasers at any time after the Initial Closing. The conversion price for each Debenture in effect on any conversion date will be the lesser of (A) an amount equal to 90% of the average per share market value for five consecutive trading days immediately prior to the Initial Closing date or (B) an amount equal to 85% of the per share market value for the trading day having the lowest per share market value during the five trading days prior to the conversion date. Purchasers effect conversions by surrendering the Debentures to be converted to the Company, together with the form of conversion notice attached thereto. If not otherwise converted, the Debentures mature on January 27, 2002. The Warrants are exercisable at an exercise price equal to 110% of the Per Share Market Value as of the last Trading Day prior to the date of the issuance of the Warrants. This price, which is subject to adjustment in the event of certain dilutive events, was $1.96 as of the Initial Closing. The Warrants expire three years after their date of issuance.

        Pursuant to the terms of the Securities Purchase Agreement, and a related registration rights agreement, the Company is obligated to file a registration statement with respect to the shares issuable upon conversion of the debentures and the shares issuable upon exercise of the Warrants, which Registration Statement must be declared effective, as indicated above, no later than May 31, 1999.

          Beginning on the date on which the initial registration statement (the "Registration Statement") is filed with the Securities and Exchange Commission (the "Commission"), the Company has the right to deliver a written notice to the Original Purchasers requiring the Purchasers to purchase an additional $350,000 aggregate principal amount of Debentures and Warrants to purchase an additional 35,000 shares of Common Stock for an aggregate purchase price of $350,000. Subject to the terms and conditions set forth in Section 4.2 of the Securities Purchase Agreement, and elsewhere in the Securities Purchase Agreement and beginning on the date that the Registration Statement is declared effective by the Commission, the Company has the right to request that the Original Purchasers purchase an additional $400,000 aggregate principal amount of Debentures and Warrants to purchase an additional 40,000 shares of Common Stock for an aggregate purchase price of $400,000.



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        Finally, earlier than 75 days after the date on which the Registration
Statement has been declared effective by the Commission, the Company has the right to deliver a written notice to the Purchasers requiring the Purchasers to purchase up to an additional $400,000 aggregate principal amount of Debentures and Warrants to purchase an additional 40,000 shares of Common Stock for an aggregate purchase price of $400,000.

        As with the initial sale, without shareholder approval, the Company is not permitted to issue securities representing more than 20% of its outstanding shares of Common Stock at a price below market value or book value pursuant to applicable NASDAQ rules. The Company intends to immediately seek shareholder approval ("Shareholder Approval") at a special meeting of the shareholders of the Company held in accordance with the Company's articles of incorporation and by-laws, for the issuance by the Company of shares of all of the shares of Common Stock potentially called for as a consequence of the conversion of the Debentures into shares of Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of The Nasdaq Stock Market, Inc.'s Marketplace Rules (or any successor or replacement provision thereof). If on the Conversion Date applicable to any conversion, (A) the Common Stock is then listed for trading on the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or The Nasdaq Small Cap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of all the outstanding Debentures, together with any shares of Common Stock previously issued upon conversion of Debentures, would equal or exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date, and (C) the Company has not previously obtained Shareholder Approval the Company may be subject to financial penalties, as well as being required to issue additional shares of Common Stock. Similar penalties apply in the event that the Company cannot effectuate the filing of the Registration Statement in a timely fashion.

        The Company has retained the right to redeem the Debentures at a price equal to 115% of the principal amount thereof, if the price of the Company's Common Stock trades at a price of $1.50 or less per share for a specified period of trading. The Purchasers have agreed, subject to certain limitations, that they will not engage in any "short sales" of the Company's common stock.

        If the Conversion Price was $1.75, and the Company received the entire $3,000,000 of Debentures now authorized, the Company would issue approximately 1,714,285 shares of Common Stock, exclusive of accrued interest, in respect of this transaction. The issuance of these securities will have a material impact on the Company's earnings per share figure for the fiscal year ended December 31, 1999.

        2. In connection with the VMR Sale, the Company entered into a letter of intent to effectuate an offering of up to $8,000,000 of its Common Stock on the Neuer Market in Germany. The underwriter of the securities will be VMR. The Company anticipates that it will complete the initial filing by the beginning of May 1999, and complete the offering by the end of June 1999. Completion of the offering is subject to a number of conditions, including satisfaction of listing requirements on the Neuer Market, and the completion of due diligence by the underwriter. The Company has been advised that 40% of the proceeds of such offering must be utilized in activities relating to the European Economic Community.



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         3. The Company has entered into a letter of intent to acquire Goldstar
Entertainment Media, Inc. The terms of the acquisition have not been agreed to, and are subject to the completion of due diligence by the Company. Goldstar is a publicly held company whose stock currently trades on the Bulletin Board operated by NASDAQ. Goldstar has assembled a library of classic rock videos. The Company intends to pursue a strategy of creating a classic rock network, and related internet strategy with respect thereto. Goldstar has had discussion with a number of internet companies with a view of creating such a network.

Item 6.

         At a board meeting on March 8, 1999, Seth Williamson indicated he would not stand for re-election to the Board due to other commitments, and accordingly, the Company accepted his resignation as of March 26, 1999. Russell Barry, the former President and Chairman of Turner Program Services, was appointed by the Board to fill the vacancy. Mr Williamson did not resign over any disagreement with the Company or its policies or business activities.



(c) EXHIBITS.

Exhibit    Description
-------    -----------


  10.15      Letter of Intent to acquire Goldstar Entertainment

  10.16      Letter of Intent to list securities on the Neuer Market.

  10.17      Letter of Resignation of Seth Williamson received March 26, 1999

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SIGNATURES

                                      TEAM COMMUNICATIONS GROUP, INC.



Date:   March 29, 1999                By: /s/ DREW S. LEVIN
                                          --------------------------------------
                                          Drew S. Levin

                                      Its: Chairman of the Board and CEO